UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):	March 20, 2008

ISCO INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-22302 (Commission File Number)	36-3688459 (I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS (Address of Principal Executive Offices)	60007 (Zip Code)

847-391-9400 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2008, ISCO International, Inc. (the “Company”) entered into an agreement (the “Assignment Agreement”) with Grace Investments, Ltd. and Manchester Securities Corporation, entities which, with their affiliates, are the largest two shareholders of the Company and its lenders (the “Lenders”), which will allow the Company the ability to assign, or factor, its receivables.  If the Company requests such a transaction and the Lenders agree, monies will be advanced to the Company based on the Company’s trade receivables assigned to the Lenders.  Under the Assignment Agreement, as the assigned accounts are collected by the Company (approximately 30 days from the date of invoice), the Company will promptly pay the lenders the amount of the collected account, plus interest at an implied annual rate of 10%. In connection with the Assignment Agreement, the Company and its Lenders agreed to a $500,000 advance with funding to occur March 20, 2008, and repayment expected during April 2008 upon collection of the assigned trade receivables.  Future transactions would be subject to the desire of both the Company and Lenders.

The Assignment Agreement also releases the liens on the assigned trade receivables under the Fifth Amended and Restated Security Agreement dated January 31, 2008 among the Lenders, the Company and the Company’s subsidiary concurrently with sale to the trade receivables to the Lenders.

The description of the Assignment Agreement is qualified by reference to the complete Assignment Agreement, a copy of which attached to this Current Report on Form 8-K as Exhibit 10.1, and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02 Election of Directors.

(d) On March 21, 2008, Mr. Gordon Reichard, Jr., the Company’s Chief Executive Officer, was appointed to serve on the Board as a director to fill a vacancy on the Board created by the increase in Board size to eight members.  Mr. Reichard will serve a term expiring at the next annual meeting of stockholders and until his successor has been elected and qualified.

Item 9.01.  Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

(d) Exhibit No.	Description
10.1	Assignment Agreement between ISCO International, Inc., Grace Investments, Ltd., and Manchester Securities Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.
Date: March 25, 2008	By: /s/ Frank Cesario Frank Cesario Chief Financial Officer

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Index of Exhibits

Exhibit No.	Description
10.1*	Assignment Agreement between ISCO International, Inc., Grace Investments, Ltd., and Manchester Securities Corporation.

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* Filed herewith